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                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE
                                ---------------

STATE OF TEXAS            }
                          }          KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS          }

         THAT, For value received, the undersigned, TEXAS STANDARD OIL COMPANY, hereinafter referred to as "Maker" promises to pay to the order of ROBERSON OIL COMPANY, hereinafter referred to as "Payee", the sum of ONE HUNDRED FIFTEEN THOUSAND and NO/100 DOLLARS ($115,000.00) in lawful and legal tender of the United States of America. All payments shall be payable to Payee at Houston, Texas, or such other place as the Payee may designate in writing. The principal of this Note shall bear interest at an annual rate of 7% per annum.

         This Note is due and payable in full, both principal and interest, on November 1, 2001.

         If Maker shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for Maker any arrangement, composition, readjustment, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee or receiver, on all or any substantial part of the properties of Maker, or if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Maker to be bankrupt or insolvent under the federal bankruptcy laws or any applicable law of the United States of America or any state law, or appointing a receiver or trustee or assignee in bankruptcy or insolvency of Maker or any of Maker's properties, and such decree or order shall have continued undischarged or unstayed for a period of ten (10) days, or if Maker shall make an assignment for the benefit of creditors, or if Maker shall fail to pay this Note or any installment hereof, whether principal or interest, when due, then Payee shall have the option, to the extent permitted by applicable law, to declare this Note due and payable, whereupon the entire unpaid principal balance of this Note shall at once mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which are hereby expressly waived by Maker. The time of payment of this Note is also subject to acceleration in the same manner provided in this paragraph in the event Maker defaults.

         Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.
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         It is agreed that time is of the essence of this Note. If Maker shall fail to pay this Note or any installment hereof, whether principal or interest, when due, and if Maker shall not have cured such default, within five (5) days after Maker shall have received from the Payee written notice of such Payees' intent to accelerate the maturity of this Note, without further demand, notice or presentment, all of which are hereby severally waived by Maker, and by any and all sureties, guarantors, and endorsers of this Note accelerate the maturity of this Note, upon which the entire unpaid balance of the principal hereof together with all accrued but unpaid interest thereon shall be at once due and payable.

         As used in this Note, the term "Payee" shall be deemed to include any subsequent holders hereof.

         This Note shall be governed by and construed under the laws of the State of Texas and the laws of the United States of America.

         EXECUTED this 13th day of July 2001.


                                             TEXAS STANDARD OIL COMPANY


                                             By: /s/ TIMOTHY M. ROBERSON
                                                 -----------------------
                                                 Timothy M. Roberson
                                                 President